                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                -------------------

                                  FORM 8-K

                          CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

                                  -------------


      Date of Report (Date of Earliest Event Reported):

                                 June 30, 1994



                          NATIONAL INTERGROUP, INC.
      -------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                  DELAWARE
      -------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)


                  1-8549                               25-1425889
       --------------------------                ------------------------
        (Commission File Number)                   (I.R.S. Employer
                                                     Identification No.)

       1220 Senlac Drive, Carrollton, Texas               75006
       ------------------------------------          ----------------
     (Address of Principal Executive Offices)           (Zip Code)


                                 (214) 446-4800
       -------------------------------------------------------------------
                (Registrant's Telephone Number, Including Area Code)

     Item 5.   Other Events.
               -----------------

          On June 30, 1994, National Intergroup, Inc. (the "Registrant") and FoxMeyer Corporation, its 80.5% owned subsidiary ("FoxMeyer"), entered into a definitive merger agreement (the "Merger Agreement") pursuant to which FoxMeyer will be merged with and into a wholly-owned subsidiary of the Registrant (the "Proposed Merger") and become a wholly-owned subsidiary of the Registrant. Under the terms of the Merger Agreement, public stockholders of FoxMeyer will receive 0.90 shares of common stock of the Registrant ("NII Common Stock") for each share of common stock of FoxMeyer (the "Exchange Ratio") in a tax-free reorganization transaction. The Exchange Ratio is subject to upward adjustment, based on the average price of NII Common Stock during a 20-day period preceding the meeting of stockholders that will be held to approve the Proposed Merger (the "Stockholder's Meeting"), so that FoxMeyer's stockholders will receive, in exchange for each share of FoxMeyer common stock, NII Common Stock with a value of no less than $14.40 per share. The Registrant may terminate the transaction if, as the result of the adjustment, the Exchange Ratio is greater than one for one.

          The Merger Agreement has been approved by the respective Boards of Directors of the Registrant and FoxMeyer. Consummation of the Proposed Merger is conditioned upon, among other things,
     (i) approval of the transaction by the holders of a majority of the shares of FoxMeyer's common stock (which is assured since the Registrant beneficially owns 80.5% of FoxMeyer's outstanding common stock and has agreed to vote in favor of the Proposed Merger), (ii) approval of the transaction by a majority of the shares of NII Common Stock voting at the Stockholder's Meeting and (iii) the effectiveness of a registration statement to be filed with the Securities and Exchange Commission with respect to the shares of NII Common Stock to be issued pursuant to the Proposed Merger.

          The Registrant and FoxMeyer also announced that, based on the Merger Agreement, they have entered into a Memorandum of Understanding with counsel to the plaintiffs settling nine Delaware stockholder suits that were filed following the Registrant's announcement on March 1, 1994 of a prior proposal to acquire the shares held by the public stockholders of FoxMeyer.

          Attached hereto and incorporated herein by reference is the press release issued by the Registrant and FoxMeyer in connection with the execution of the Merger Agreement and a copy of the Merger Agreement.



















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



     Item 7.   Exhibits.
               -----------

          (1) Text of Press Release issued by the Registrant and FoxMeyer dated July 1, 1994.

          (2) Agreement and Plan of Merger dated as of June 30, 1994 among the Registrant, FoxMeyer Acquisition Corp. and FoxMeyer.
























































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


                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





     DATE: July 1, 1994                      NATIONAL INTERGROUP, INC.


                                             By: /s/ Edward L. Massman
                                                ----------------------
                                                  Edward L. Massman
                                                  Controller

                                   EXHIBITS INDEX
                                   --------------

EXHIBIT
NUMBER           DESCRIPTION
- - -------          -----------

(1) Text of Press Release issued by the Registrant and FoxMeyer dated July 1, 1994.

(2) Agreement and Plan of Merger dated as of June 30, 1994 among the Registrant, FoxMeyer Acquisition Corp. and FoxMeyer.

                                                                  EXHIBIT 1


     FOR IMMEDIATE RELEASE
     CONTACT:       J. Warren Henry
                    (214)  446-4270


              NATIONAL INTERGROUP AGREES TO EXCHANGE ITS STOCK FOR
                 FOXMEYER CORPORATION SHARES HELD BY THE PUBLIC
             Agreement Would Make FoxMeyer A Wholly Owned Subsidiary


               DALLAS, TEXAS, July 1, 1994--National Intergroup, Inc. (NYSE:NII) and its 80.5 percent owned subsidiary, FoxMeyer Corporation (NYSE:FOX), announced today that they have entered into a definitive merger agreement under which FoxMeyer would become a wholly-owned subsidiary of National Intergroup. Pursuant to the terms of the merger agreement, public stockholders of FoxMeyer (other than National Intergroup) will receive 0.90 shares of National Intergroup common stock (the "Exchange Ratio") for each share of FoxMeyer common stock in a tax-free reorganization transaction.

               The merger agreement has been approved by the boards of directors of both National Intergroup and FoxMeyer. In approving the merger agreement, the FoxMeyer board considered the favorable recommendation of the special committee of FoxMeyer directors and the opinion of Smith Barney Inc., the investment banking firm retained by the FoxMeyer special committee, as to the fairness of the Exchange Ratio, as adjusted as set forth below, from a financial point of view, to FoxMeyer's common stockholders, other than National Intergroup and its affiliates.

               Consummation of the merger is conditioned upon, among other requirements:

               - Approval of the transaction by the holders of a majority of the outstanding FoxMeyer shares, which is assured, because National Intergroup beneficially owns
                    80.5 percent of the outstanding FoxMeyer shares and has agreed to vote such shares in favor of the merger;

               - Approval of the transaction by a majority of National Intergroup's shares of common stock voting on the merger; and

               - The effectiveness of a registration statement to be filed with the Securities and Exchange Commission with respect to the shares of common stock of National Intergroup that would be issued pursuant to the merger.
























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               The Exchange Ratio is subject to upward adjustment, so that
     FoxMeyer's stockholders will receive National Intergroup stock with a value no less than $14.40 per share in exchange for each FoxMeyer share, based upon the average price of National Intergroup's common stock during a 20-trading-day period preceding the stockholders' meeting. National Intergroup has the right to terminate the transaction if the result of the adjustment is an Exchange Ratio greater than one share of National Intergroup common stock for one share of FoxMeyer common stock.

               National Intergroup and FoxMeyer also announced that, based on the definitive merger agreement, they have entered into a Memorandum of Understanding with counsel to plaintiffs settling certain Delaware shareholder litigation which was commenced following National Intergroup's March 1, 1994, announcement of a prior proposal to acquire the shares held by the public stockholders of FoxMeyer.

               The National Intergroup and FoxMeyer boards of directors have postponed the companies' annual meetings of shareholders so that the merger can be considered at the annual meeting. Their respective annual meetings had been originally scheduled for August 10, 1994, in Dallas, Texas. The annual meetings will be rescheduled after the joint proxy statement/prospectus is available for mailing to stockholders; at this time, the companies expect the mailing to take place in September.

               At its annual meeting, National Intergroup's board of directors expects to recommend changing the corporation's name to better reflect its expanding focus on the growing health care industry in the United States and Canada.

               FoxMeyer is a leading provider of health care products and information-based services in the United States and Canada, with sales of $5.1 billion for the year ended March 31, 1994.

































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

                                                                     EXHIBIT 2















                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                           NATIONAL INTERGROUP, INC.,


                           FOXMEYER ACQUISITION CORP.

                                       AND


                              FOXMEYER CORPORATION


                            DATED AS OF JUNE 30, 1994







































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                                TABLE OF CONTENTS


                                                                       Page
                                                                       ----

                                    ARTICLE I
                                   THE MERGER

          SECTION 1.1.  The Merger . . . . . . . . . . . . . . . . . .    3
          SECTION 1.2.  Effective Date . . . . . . . . . . . . . . . .    5
          SECTION 1.3.  Effects of the Merger  . . . . . . . . . . . .    5
          SECTION 1.4.  Certificate of Incorporation . . . . . . . . .    5
          SECTION 1.5.  By-Laws  . . . . . . . . . . . . . . . . . . .    6
          SECTION 1.6.  Directors  . . . . . . . . . . . . . . . . . .    6
          SECTION 1.7.  Officers . . . . . . . . . . . . . . . . . . .    6

                                   ARTICLE II
                              CONVERSION OF SHARES

          SECTION 2.1.   Conversion of Shares  . . . . . . . . . . . .    7
          SECTION 2.2.   Exchange of Shares  . . . . . . . . . . . . .    8
          SECTION 2.3.   Closing of Transfer Books . . . . . . . . . .   15
          SECTION 2.4.   Stock Options . . . . . . . . . . . . . . . .   15

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          SECTION 3.1.   Organization  . . . . . . . . . . . . . . . .   17
          SECTION 3.2.   Capitalization  . . . . . . . . . . . . . . .   17
          SECTION 3.3.   Authority Relative to This Agreement  . . . .   17
          SECTION 3.4.   Consents and Approvals; No Violation  . . . .   19
          SECTION 3.5.   Absence of Material Adverse Change  . . . . .   20
          SECTION 3.6.   Joint Proxy Statement/Prospectus  . . . . . .   20
          SECTION 3.7.   Reports . . . . . . . . . . . . . . . . . . .   22
          SECTION 3.8.   Fairness Opinion  . . . . . . . . . . . . . .   23

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND ACQUISITION

          SECTION 4.1.   Organization  . . . . . . . . . . . . . . . .   24
          SECTION 4.2.   Capitalization  . . . . . . . . . . . . . . .   24
          SECTION 4.3.   Authority Relative to This Agreement;
                         Consents and Approvals; No Violation  . . . .   25
          SECTION 4.4.   Consents and Approvals; No Violation  . . . .   26
          SECTION 4.5.   Absence of Material Adverse Change  . . . . .   28
          SECTION 4.6.   Business of Acquisition . . . . . . . . . . .   28
          SECTION 4.7.   Joint Proxy Statement/Prospectus  . . . . . .   28




















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                                                                       Page
                                                                       ----

          SECTION 4.8.   Reports . . . . . . . . . . . . . . . . . . .   30
          SECTION 4.9.   Litigation. . . . . . . . . . . . . . . . . .   32

                                    ARTICLE V
                                    COVENANTS

          SECTION 5.1.   Capitalization  . . . . . . . . . . . . . . .   32
          SECTION 5.2.   Conduct of Business of Acquisition  . . . . .   34
          SECTION 5.3.   Registration Statement; Joint Proxy
                         Statement . . . . . . . . . . . . . . . . . .   34
          SECTION 5.4.   Stockholder Approval  . . . . . . . . . . . .   35
          SECTION 5.5.   Best Efforts  . . . . . . . . . . . . . . . .   37
          SECTION 5.6.   Consents  . . . . . . . . . . . . . . . . . .   38
          SECTION 5.7.   NYSE Listing  . . . . . . . . . . . . . . . .   38
          SECTION 5.8.   Fees and Expenses . . . . . . . . . . . . . .   38

                                   ARTICLE VI
                        CONDITIONS TO THE OBLIGATIONS OF
                       PARENT, ACQUISITION AND THE COMPANY

          SECTION 6.1.   Stockholder Approval  . . . . . . . . . . . .   39
          SECTION 6.2.   Certain Proceedings . . . . . . . . . . . . .   39
          SECTION 6.3.   Exchange Listing  . . . . . . . . . . . . . .   39
          SECTION 6.4.   Registration Statement  . . . . . . . . . . .   39
          SECTION 6.5.   Blue Sky Laws . . . . . . . . . . . . . . . .   40
          SECTION 6.6.   Consents  . . . . . . . . . . . . . . . . . .   40
          SECTION 6.7.   Tax Opinion . . . . . . . . . . . . . . . . .   40
          SECTION 6.8.   Fairness Opinion  . . . . . . . . . . . . . .   41

                                   ARTICLE VII
                          CONDITIONS TO THE OBLIGATIONS
                            OF PARENT AND ACQUISITION

          SECTION 7.1.   Representations and Warranties True . . . . .   41
          SECTION 7.2.   Performance . . . . . . . . . . . . . . . . .   42
          SECTION 7.3.   Certificates  . . . . . . . . . . . . . . . .   42
          SECTION 7.4.   Material Adverse Change . . . . . . . . . . .   42
          SECTION 7.5.   Regulatory Approvals  . . . . . . . . . . . .   42

                                  ARTICLE VIII
                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

          SECTION 8.1.   Representations and Warranties True . . . . .   43
          SECTION 8.2.   Performance . . . . . . . . . . . . . . . . .   43
          SECTION 8.3.   Certificates  . . . . . . . . . . . . . . . .   43
          SECTION 8.4.   Material Adverse Change . . . . . . . . . . .   44
          SECTION 8.5.   Regulatory Approvals  . . . . . . . . . . . .   44
















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                                                                       Page
                                                                       ----

                                   ARTICLE IX
                                     CLOSING

          SECTION 9.1.   Time and Place  . . . . . . . . . . . . . . .   45
          SECTION 9.2.   Filings at the Closing  . . . . . . . . . . .   45

                                    ARTICLE X
                           TERMINATION AND ABANDONMENT

          SECTION 10.1.  Termination . . . . . . . . . . . . . . . . .   46
          SECTION 10.2.  Procedure and Effect of Termination . . . . .   47

                                   ARTICLE XI
                                  MISCELLANEOUS

          SECTION 11.1.  Amendment and Modification  . . . . . . . . .   48
          SECTION 11.2.  Waiver of Compliance; Consents  . . . . . . .   48
          SECTION 11.3.  Indemnification . . . . . . . . . . . . . . .   49
          SECTION 11.4.  Non-Survival of Warranties  . . . . . . . . .   52
          SECTION 11.5.  Notices . . . . . . . . . . . . . . . . . . .   52
          SECTION 11.6.  Assignment  . . . . . . . . . . . . . . . . .   53
          SECTION 11.7.  Governing Law . . . . . . . . . . . . . . . .   54
          SECTION 11.8.  Counterparts  . . . . . . . . . . . . . . . .   54
          SECTION 11.9.  Interpretation  . . . . . . . . . . . . . . .   54
          SECTION 11.10. Entire Agreement  . . . . . . . . . . . . . .   55

     SCHEDULES

          Schedule 3.4   FoxMeyer Conflicts
          Schedule 4.2   Options
          Schedule 4.4   NII Conflicts
          Schedule 6.6   Consents

     AGREEMENT AND PLAN OF MERGER
     ----------------------------
     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of June 30, 1994, by and among NATIONAL INTERGROUP, INC., a Delaware corporation ("Parent"), FoxMeyer Acquisition Corp., a Delaware corporation ("Acquisition"), and FOXMEYER CORPORATION, a Delaware corporation (the "Company"). The Company and Acquisition are sometimes collectively referred to herein as the "Constituent Corporations".

                              W I T N E S S E T H:
                              -------------------

               WHEREAS, Parent has authorized capital stock consisting of
     (i) 50,000,000 shares of common stock, $5.00 per share (the "Parent Shares"), of which 12,836,803 shares are issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of preferred stock, $5.00 par value, of which (a) 924,000 shares of $5 Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"), and (b) 3,579,060 shares of $4.20 Cumulative Exchangeable Series A Preferred Stock (the "Series A Preferred Stock") are issued and outstanding as of the date hereof; and

               WHEREAS, the Company has authorized capital stock consisting of (i) 60,000,000 shares of common stock, $.01 par value ("Common Stock"), of which 28,200,000 shares are issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of preferred stock, $.01 par value, none of which is issued and outstanding as of the date hereof; and

















































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


               WHEREAS, Parent owns 22,690,000 shares, or approximately 80.5%, of the outstanding Common Stock; and

               WHEREAS, Acquisition is a direct, wholly-owned subsidiary of Parent; and

               WHEREAS, the Board of Directors of each of Parent, Acquisition and the Company believes it is in the best interest of each respective corporation and their respective stockholders to consummate the merger of the Company with and into Acquisition (the "Merger") pursuant to the applicable provisions of the Delaware General Corporation Law ("DGCL") and in accordance with the terms and subject to the conditions of this Agreement in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

               WHEREAS, based upon the unanimous recommendation of the special committee of the Board of Directors of the Company (the "Special Committee"), the Board of Directors of the Company, pursuant to the applicable provisions of the DGCL, has approved the Merger upon the terms and subject to the conditions set forth herein and has recommended approval of this Agreement by the stockholders of the Company; and

               WHEREAS, the Boards of Directors of each of Acquisition and the Parent have approved the Merger, upon the terms and subject to the conditions set forth herein.


















































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


               NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:
                                    ARTICLE I

                                   THE MERGER

               SECTION 1.1.  The Merger.  Upon the terms and subject to the
                             ----------
     conditions hereof and in accordance with the DGCL, on the Effective Date (as defined in Section 1.2 hereof) the Company shall be merged with and into Acquisition in accordance with the applicable provisions of the DGCL, and the separate corporate existence of the Company shall thereupon cease. Following the Merger, Acquisition shall continue as the surviving corporation (hereinafter referred to for periods on and after the Effective Date as the "Surviving Corporation") under the laws of the State of Delaware under the name FoxMeyer Corporation. On the Effective Date, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well for















































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


     stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in any of the Constituent Corporations, shall not revert or be in any way impaired by reason of the DGCL; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. At the election of Parent, any direct wholly-owned subsidiary of Parent may be substituted for Acquisition as a constituent corporation in the Merger; provided that such substituted constituent corporation is reasonably acceptable to the Special Committee.

               SECTION 1.2.  Effective Date.  The Merger shall be
                             --------------
     consummated by and shall be effective on the date (the "Effective Date") of the filing with the Delaware Secretary of State of a certificate of merger or, if applicable, a certificate of

















































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


     ownership and merger, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, and such other documents as may be required by the provisions of the DGCL (which filings shall be made as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof).

               SECTION 1.3.  Effects of the Merger.  The Merger shall have
                             ---------------------
     the effects set forth in Section 259 of the DGCL.

               SECTION 1.4.  Certificate of Incorporation.  The Certificate
                             ----------------------------
     of Incorporation of Acquisition immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL, except that Article First of the Certificate of Incorporation of the Surviving Corporation shall read in its entirety as follows:

               "FIRST:  The name of the corporation is:  FoxMeyer
     Corporation."

               SECTION 1.5.  By-Laws.  The By-Laws of Acquisition, as in
                             -------
     effect immediately prior to the Effective Date, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

               SECTION 1.6.  Directors.  The directors of the Company on
                             ---------
     the Effective Date shall be the initial directors of the Surviving Corporation and will hold office from the Effective








































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


     Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

               SECTION 1.7.  Officers.  The officers of the Company on the
                             --------
     Effective Date shall be the initial officers of the Surviving Corporation and will hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.


                                   ARTICLE II

                              CONVERSION OF SHARES

               SECTION 2.1.  Conversion of Shares.  At the Effective Date,
                             --------------------
     by virtue of the Merger and without any action on the part of Parent, Acquisition, the Company or the stockholders thereof:

               (i) Each share of Common Stock issued and outstanding immediately prior to the Effective Date (other than shares held by Parent or the Company) shall automatically be converted into the right to receive, and shall be exchanged for, 0.90 Parent Shares (the "Ratio"); provided, however, that if the product of (x) the Average
               --------  -------
     Stock Price and (y) the Ratio, is less than $14.40, the Ratio shall be increased so that the product of










































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


     (x) the Average Stock Price and (y) the Ratio, as so increased, equals $14.40 (the Ratio, as adjusted, being referred to herein as the "Exchange Ratio"). The "Average Stock Price" shall mean the average per share closing price on the New York Stock Exchange ("NYSE") of Parent Shares during the period of twenty consecutive trading days commencing twenty-one trading days prior to the date of the Stockholder Meeting of the Company (the "Meeting Date") and ending on the second trading day prior to the Meeting Date. The Parent Shares to be received upon the Merger shall be treasury shares and are sometimes hereinafter referred to as the "Merger Consideration."

               (ii) Each share of Common Stock issued and outstanding immediately prior to the Effective Date that is (A) owned by Parent or the Company or (B) held in the treasury of the Company, shall be cancelled and retired without any payment of any consideration therefor and shall cease to exist, and no Parent Shares or other consideration shall be delivered in exchange for such shares of Common Stock.

               (iii) Each share of Common Stock, par value $.01 per share, of Acquisition issued and outstanding immediately prior to the Effective Date shall remain unchanged and shall be the common stock of the Surviving Corporation.

               SECTION 2.2.  Exchange of Shares.  (a)  Prior to the
                             ------------------
     Effective Date, the Parent shall designate a bank or trust













































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


     company to act as exchange agent (the "Exchange Agent") in connection with the Merger. On the Effective Date, Parent shall take all steps necessary to enable and cause the Exchange Agent to receive the Merger Consideration as and when certificates for shares of Common Stock are properly surrendered. Parent Shares into which shares of Common Stock shall be converted in the Merger shall be deemed to have been issued as of the Effective Date. No dividends or other distributions declared after the Effective Date with respect to Parent Shares and payable to the holders of record thereof after the Effective Date shall be paid to the holder of any unsurrendered Certificates with respect to which Parent Shares shall have been issued in the Merger until such Certificates shall be surrendered for exchange as provided herein, but (i) upon such surrender there shall be paid, without interest, to the person in whose name the certificates representing such Parent Shares shall be issued the amount of dividends theretofore paid with respect to such Parent Shares as of any record date subsequent to the Effective Date and the amount of any cash payable to such person in lieu of fractional Parent Shares pursuant to this
     Section 2.2 and (ii) at the appropriate payment date or as soon as practicable thereafter, there shall be paid to such person the amount of dividends with a record date after the Effective Date but prior to such surrender and a payment date subsequent to such surrender payable with



















































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
     respect to such Parent Shares, subject in any case to any applicable abandoned property, escheat or similar laws.

               (b) Promptly after the Effective Date, the Company shall cause the Exchange Agent to mail to each record holder as of immediately prior to the Effective Date, and to each holder of an outstanding certificate or certificates that as of the Effective Date represent the right to receive the Merger Consideration (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment thereof.

               (c) Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be requested, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (rounded down to the nearest whole number of Parent Shares) deliverable in respect of the shares of Common Stock theretofore evidenced by such certificate or certificates (together with any cash in lieu of fractional Parent Shares pursuant to Section 2.2(e)) and such certificate or certificates shall forthwith be cancelled. Until surrendered in



















































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


     accordance with the provisions of this Section 2.2(c), each Certificate shall represent for all purposes only the right to receive upon such surrender the Merger Consideration, but shall have no other rights. If a Certificate or Certificates evidencing more than one share of Common Stock shall be surrendered for exchange as provided in this Agreement at one time by the same holder, the number of full Parent Shares and the amount of cash in lieu of fractional Parent Shares deliverable upon the surrender thereof shall be computed on the basis of the aggregate number of shares of Common Stock so surrendered. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (d) If the Parent Shares are to be delivered to a person other than the person in whose name the Certificate surrendered in exchange thereof is registered, it shall be a condition to the payment of such Parent Shares that the Certificate so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the





















































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


     foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

               (e) No certificates representing fractional Parent Shares shall be issued upon the surrender for exchange of Certificates pursuant to this Section 2.2. No dividend, stock split or other change in the capital structure of Parent shall be applicable with respect to any fractional share interest. Such fractional share interests shall not entitle the holder thereof to vote or to any rights as a security holder of Parent. In lieu of any fractional Parent Shares, the Exchange Agent shall, on behalf of all holders of fractional Parent Shares as soon as practicable after the Effective Date, aggregate all such fractional interests (collectively, the "Fractional Shares") and, at Parent's option, such Fractional Shares shall be purchased by Parent or otherwise sold by the Exchange Agent as agent for the holders of such Fractional Shares, in either case at then prevailing price on the New York Stock Exchange (the "NYSE"), all in the manner provided in Section 2.2(f). Parent will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Fractional Shares.

               (f) To the extent not purchased by Parent, the sale of the Fractional Shares by the Exchange Agent will be executed on the NYSE or through one or more member firms of the NYSE and will
















































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


     be executed in round lots to the extent practicable. In either case, the Exchange Agent will determine the portion, if any, of the net proceeds of such sale to which each holder of Fractional Shares is entitled, by multiplying the amount of the aggregate net proceeds of the sale of the Fractional Shares, by a fraction, the numerator of which is the amount of Fractional Shares to which such holder is entitled and the denominator of which is the aggregate amount of Fractional Shares to which all holders of Fractional Shares are entitled.

               (g) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Fractional Shares in lieu of such Fractional Shares, the Exchange Agent will mail such amounts, without interest, to such holders; provided, however, that no
                                                 --------  -------
     such amount will be paid to any holder of such Fractional Shares prior to the surrender by such holder of the Certificates formerly representing such holder's shares of Common Stock. All cash proceeds from the sale of Fractional Shares to be paid pursuant to this Section, if unclaimed at the sixth month anniversary of the Effective Date, shall be released and paid by the Exchange Agent to Parent, after which time persons entitled thereto may look only to Parent for payment thereof. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable for any cash proceeds delivered to a















































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     public official pursuant to applicable abandoned property, escheat or similar laws.

               (h) Promptly following the date that is six months after the Effective Date, the Exchange Agent shall return to Parent all Parent Shares in its possession, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a share of Common Stock may surrender such Certificate to Parent and (subject to applicable abandoned property, escheat or similar laws) receive in exchange therefor the Merger Consideration.

               (i) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article II; provided, however, that
                                                    --------  -------
     the Board of Directors of Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give Parent a bond in such sum as it may direct as indemnity against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

               SECTION 2.3.  Closing of Transfer Books.  After the
                             -------------------------
     Effective Date there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II.

               SECTION 2.4.  Stock Options.  At the Effective Date, the
                             -------------
     Company's obligations with respect to each outstanding option to purchase shares of Common Stock (collectively, the "Stock Options" and each a "Stock Option") granted pursuant to the Company's Stock Option and Performance Award Plan (the "Company Stock Option Plan") shall be assumed by Parent. The Stock Options assumed by Parent shall continue to have, and be subject to, the same terms and conditions set forth in the stock option plans and agreements pursuant to which such Stock Options were issued as in effect immediately prior to the Effective Date, except that (a) the number of shares for which such Stock Option shall be exercisable shall equal the product of the Exchange Ratio and the number of shares of Common Stock subject to the Stock Option immediately prior to the Effective Date (rounded down to the nearest whole number), and (b) the per share exercise price for the Parent Shares issuable upon the exercise of such assumed Stock Option shall be equal to the aggregate exercise













































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     price for the shares of Common Stock subject to the Stock Option, divided by the number of Parent Shares deemed to be purchasable pursuant to the Option. The date of grant shall be the date on which the Stock Option was originally granted. Parent shall (i) reserve for issuance the number of Parent Shares that will become issuable upon the exercise of such Stock Options pursuant to this Section 2.4 and
     (ii) at the Effective Date, execute a document evidencing the assumption by Parent of the Company's obligations with respect thereto under this Section 2.4. Nothing in this Section 2.4 shall affect the schedule of the vesting (or the acceleration thereof) with respect to the Stock Options, in accordance with the terms thereof, to be assumed by Parent as provided in this Section 2.4.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company hereby represents and warrants to the Parent and Acquisition as follows:

               SECTION 3.1.  Organization.  Each of the Company and its
                             ------------
     subsidiaries (the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each has all requisite corporate power and authority to own, lease and operate














































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     its properties and to carry on its business as now being conducted.

               SECTION 3.2.  Capitalization.  The authorized capital stock
                             --------------
     of the Company consists of (a) 60,000,000 shares of Common Stock, of which at June 30, 1994 there were (i) 28,200,000 shares issued and outstanding and 3,150,000 shares held in the Company's treasury and
     (ii) 1,800,000 shares reserved for future issuance pursuant to the Company Stock Option Plan and (b) 10,000,000 shares of preferred stock, par value $.01 per share, none of which were issued and outstanding. All issued and outstanding shares of Common Stock are validly issued, fully paid, non-assessable and free of preemptive rights.

               SECTION 3.3.  Authority Relative to This Agreement.  The
                             ------------------------------------
     Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors and no other corporate proceedings on the part of the Company or any Subsidiary of the Company are necessary to authorize this Agreement, and, except for the adoption of this Agreement by its stockholders and the filing and recording of the Certificate of Merger, no other corporate proceedings on the part of the Company












































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


     are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to (i) approval in accordance with the DGCL of the stockholders of the Company and (ii) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforce-ability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               SECTION 3.4.  Consents and Approvals; No Violation.  Except
                             ------------------------------------
     for applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), filings with various state blue sky authorities, and filing and recordation of appropriate merger documents as required by the DGCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
     (i) conflict with or












































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


     result in any breach of any provision of the Certificate of Incorporation or By-Laws of the Company or any of the Subsidiaries,
     (ii) except as set forth on Schedule 3.4, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, permit, agreement or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults that, either individually or in the aggregate, would not have a material adverse effect on the business, operations, financial condition or prospects of the Company and the Subsidiaries taken as a whole.

               SECTION 3.5.  Absence of Material Adverse Change.  Since
                             ----------------------------------
     March 31, 1994, there has not been any material adverse change in the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or any declaration of any dividend or other distribution with respect to the Company's













































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


     capital stock, other than dividends paid in respect of the Common Stock on May 13, 1994.

               SECTION 3.6.  Joint Proxy Statement/Prospectus.  None of the
                             --------------------------------
     information supplied or to be supplied by the Company and the Company's Special Committee for inclusion in the Registration Statement (as defined in Section 5.3) or in the joint proxy statement/ prospectus (the "Proxy Statement") to be mailed to the stockholders of Parent and the Company in connection with any meetings of stockholders of Parent and the Company convened in accordance with Section 5.4 will, (a) in the case of the Registration Statement, at the time it is filed with the Securities and Exchange Commission (the "SEC") or any other regulatory authority, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or
     (b) in the case of the Proxy Statement, at the time it is filed with the SEC or any other regulatory authority, at the time of the mailing of the Proxy Statement or any amendment or supplement thereto, at the time of the meetings of the shareholders to which the Proxy Statement relates and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of











































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
     the circumstances under which they are made, not misleading. If at any time prior to the Effective Date any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Proxy Statement and any other SEC filing will comply (with respect to the Company) in all material respects, as to form, with the applicable requirements of each of the Exchange Act and the Securities Act and the respective rules and regulations thereunder.

               SECTION 3.7.  Reports.  The Company has furnished to Parent
                             -------
     an accurate and complete copy of each registration statement, report and proxy statement filed by the Company with the SEC since September 1, 1991 (the "Company SEC Documents"). Since September 1, 1991 the Company has filed all required forms, reports and documents required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations thereunder. The Company SEC Documents, including without limitation any financial statements or schedules included therein, when filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be














































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


     stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations thereunder. Other than as disclosed in filings by the Company with the SEC, the financial statements of the Company (including the related notes thereto) included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of the unaudited financial statements, as permitted by the requirements of Form 10-Q) and fairly present in accordance with GAAP (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.


















































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


               SECTION 3.8.  Fairness Opinion.  The Special Committee has
                             ----------------
     received an opinion of Smith Barney Inc., financial advisor to the Special Committee (the "Fairness Opinion"), to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the Common Stock of the Company, other than Parent and its affiliates (the "Unaffiliated Company Stockholders").

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND ACQUISITION

               Except as otherwise disclosed in writing to the Company prior to the execution of this Agreement, each of Parent and Acquisition represents and warrants to the Company as follows:

               SECTION 4.1.  Organization.  Each of Parent and Acquisition
                             ------------
     is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

               SECTION 4.2.  Capitalization.  (a)  The authorized capital
                             --------------
     stock of Parent consists of (i) 50,000,000 shares of common stock, $5.00 par value, of which at June 30, 1994, there were 12,836,803 shares issued and outstanding and 11,255,941 shares held in Parent's treasury, and (ii) 10,000,000 shares of












































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


     preferred stock, $5.00 par value, of which at June 30, 1994 there were
     (A) 924,000 shares of Convertible Preferred Stock, and (B) 3,579,060 shares of Series A Preferred Stock issued and outstanding. The Parent Shares to be delivered to the holders of Common Stock pursuant to
     Article II hereof, at the time of such delivery, will be duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights. Except as set forth on
     Schedule 4.2 or as otherwise contemplated in this Agreement, there are not now, and at the Effective Date there will not be, any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Parent to issue, transfer or sell any shares of capital stock of the Parent.

               (b) The authorized capital stock of Acquisition consists of 28,200,000 shares of common stock, $.01 par value (the "Acquisition Shares"), all of which are issued and outstanding as of the date hereof. Parent owns all of the issued and outstanding Acquisition Shares. All of the issued and outstanding Acquisition Shares are validly issued, fully paid, non-assessable and free of preemptive rights.

               SECTION 4.3.  Authority Relative to This Agreement; Consents
                             ----------------------------------------------
     and Approvals; No Violation.  Each of Parent and Acquisition has all
     ---------------------------
     requisite corporate power and authority to execute and deliver this Agreement and to consummate the












































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
     transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Parent, for itself and as the sole stockholder of Acquisition, and by the Board of Directors of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Acquisition and constitutes a valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganiza-tion, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               SECTION 4.4.  Consents and Approvals; No Violation.  Except
                             ------------------------------------
     for any applicable requirements of the Securities Act, the Exchange Act, and filing and recordation of appropriate merger documents as required by the DGCL, no filing with, and no permit, authorization, consent or approval of, any public body is














































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


     necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Parent or Acquisition will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of Parent or Acquisition,
     (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Acquisition or any of their respective properties or assets, or (iii) except as set forth on
     Schedule 4.4, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any note, bond, mortgage, indenture, license, permit, agreement or other instrument to which Parent or Acquisition is a party, or by which Parent or Acquisition or any of their respective properties is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which, either individually or in the aggregate, would not have a material adverse effect on the business, operations or financial condition of Parent or Acquisition.

               SECTION 4.5.  Absence of Material Adverse Change.  Since
                             ----------------------------------
     March 31, 1994, there has not been any material adverse change in the business, operations, properties, assets, liabilities or condition (financial or otherwise) of Parent and














































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
     its subsidiaries taken as a whole or any declaration of any dividend or other distribution with respect to Parent's capital stock other than (i) the cash dividend with respect to the Convertible Preferred Stock, in the amount of $1.25 per share, declared on June 17, 1994 and payable on July 15, 1994, and (ii) the dividend with respect to the Series A Preferred Stock, in the amount of $1.05 per share, declared on June 17, 1994 and payable on July 15, 1994, which dividend will be paid in the form of additional shares of Series A Preferred Stock.

               SECTION 4.6.  Business of Acquisition.  Acquisition has not
                             -----------------------
     engaged, and will not, prior to the Closing, engage, in any business other than in connection with the Merger.

               SECTION 4.7.  Joint Proxy Statement/Prospectus.  None of the
                             --------------------------------
     information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement will, (a) in the case of the Registration Statement, at the time it is filed with the SEC or any other regulatory authority, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or
     (b) in the case of the Proxy Statement, at the time it is filed with the SEC or any other regulatory authority, at the time of the mailing of the Proxy












































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

     Statement or any amendment or supplement thereto, at the time of the meetings of the stockholders to which the Proxy Statement relates and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Date any event with respect to Parent, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. The Proxy Statement and the Registration Statement and any other SEC filing will comply (with respect to Parent and its Subsidiaries other than the Company and its Subsidiaries) in all material respects, as to form, with the applicable requirements of each of the Exchange Act and the Securities Act and the respective rules and regulations thereunder.

               SECTION 4.8.  Reports.  Parent has furnished to the Company
                             -------
     an accurate and complete copy of each registration statement, report and proxy statement filed by Parent with the SEC since December 31, 1990 (the "Parent SEC Documents"). Since















































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


     December 31, 1990 Parent has filed all required forms, reports and documents required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations thereunder. The Parent SEC Documents, including without limitation any financial statements or schedules included therein, when filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations thereunder. Other than as disclosed in filings by Parent with the SEC, the financial statements of Parent (including the related notes thereto) included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of the unaudited financial statements, as permitted by the requirements of Form 10-Q) and fairly present in accordance with GAAP (subject, in the case of the unaudited statements, to normal
















































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     recurring audit adjustments) the consolidated financial position of
     Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

               4.9.  Continuity of Business Line.  Parent intends to cause
                     ---------------------------
     Acquisition to continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treas. Reg. 1.368-1(d).

               4.10.  Litigation.  Except as disclosed in the Parent SEC
                      ----------
     Documents, there are no actions, suits, investigations or proceedings pending or, to the best knowledge of Parent, threatened, against Parent or any of its Subsidiaries (other than the Company and its Subisidiaries) that, if adversely determined, would be reasonably likely to result in any claims against, or obligations or liabilities of, Parent or any of its Subsidiaries that, alone or in the aggregate, would have a material adverse effect with respect to the business, operations, properties, assets, liabilities or condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole.




















































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                                    ARTICLE V

                                    COVENANTS


               SECTION 5.1.  Capitalization.  Prior to the Effective Date,
                             --------------
     unless the other parties to this Agreement shall agree in writing and except as otherwise expressly permitted or contemplated by this
     Agreement:

               (a) neither Parent nor the Company shall split, combine or reclassify the outstanding Parent Shares or shares of Common Stock, respectively, or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to Parent Shares or shares of Common Stock, respectively, other than (ii) in the case of Parent, the payment of dividends with respect to Parent's outstanding Convertible Preferred Stock and Series A Preferred Stock, and (ii) in the case of the Company, the payment of regular quarterly dividends consistent with past practice; or redeem, purchase or otherwise acquire (or agree to redeem, purchase or otherwise acquire), directly or indirectly, any Parent Shares or shares of Common Stock, respectively; and

               (b) neither Parent nor the Company, or any of their respective subsidiaries (including Acquisition) shall (i) issue or agree to issue any additional Parent Shares or shares of Common Stock respectively, or options, warrants or rights of any kind to acquire any Parent Shares or shares of Common Stock, respectively, other than
     (A) in the case of Parent, Parent Shares issuable pursuant to the options outstanding on the date hereof










































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     granted under Parent's 1993 Stock Option and Performance Award Plan
     (the "Parent Stock Option Plan") and, (B) in the case of the Company, shares of Common Stock issuable pursuant to the Company Stock Option Plan; or (ii) amend or modify any outstanding stock option granted pursuant to the Parent Stock Option Plan or the Company Stock Option Plan, respectively, or grant any stock appreciation rights or stock bonuses.

               SECTION 5.2.  Conduct of Business of Acquisition.  During
                             ----------------------------------
     the period from the date of the Agreement to the Closing,
     (i) Acquisition shall not engage in any activities of any nature other than as contemplated by this Agreement, and (ii) Parent will continue to own all of the outstanding Common Stock of Acquisition.

               SECTION 5.3.  Registration Statement; Joint Proxy Statement.
                             ---------------------------------------------
     Parent shall promptly prepare and file with the SEC a Registration Statement (the "Registration Statement") under the Securities Act with respect to the Parent Shares to be issued in the Merger and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall also take any action required to be taken under state blue sky law or securities laws in connection with issuance of Parent Shares pursuant to the Merger, and the Company, Parent and Acquisition shall furnish all information concerning the Company, Parent and Acquisition and the holders of













































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     shares of Common Stock and shall take such other action as may be reasonably requested in connection with any such action. The Company and Parent shall prepare for inclusion in the Registration Statement, shall file with the SEC under the Exchange Act at the time the Registration Statement is filed as provided above, and shall use all reasonable efforts to have cleared by the SEC, the Proxy Statement with respect to the special meeting of stockholders of Parent and the Company as provided in Section 5.4 below, and shall mail the Proxy Statement to their respective stockholders as promptly as practicable after clearance of the Proxy Statement with the SEC.

               SECTION 5.4.  Stockholder Approval.  (a)  Parent shall take
                             --------------------
     all steps necessary to call, give notice of, convene and hold a special meeting of its stockholders as soon as practicable for the purpose of adopting and approving this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary or desirable, and the Company shall take all steps necessary to call, give notice of, convene and hold a special meeting of its stockholders as soon as practicable for the purpose of adopting and approving this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary or desirable.

               (b) The Board of Directors of each of Parent and the Company has unanimously determined that this Agreement is














































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     advisable and in the best interests of its stockholders and shall recommend to its stockholders the adoption and approval of this Agreement and the transactions contemplated hereby and shall use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby. At any meeting of the stockholders of the Company to vote on the approval and adoption of this Agreement and the transactions contemplated hereby, the Parent agrees to vote all shares of Common Stock beneficially owned by it in favor of the approval and adoption of this Agreement. At the meeting of the stockholders of Parent to vote on the approval and adoption of this Agreement and the transactions contemplated hereby, Parent will cause Abbey J. Butler, Melvin J. Estrin, Centaur Partners IV, Butler Equities II, L.P. and Estrin Abod Equities Limited Partnership (collectively, the "Parent Affiliated Stockholders") to vote or cause to be voted all Parent Shares beneficially owned by such Parent Affiliated Stockholders, within the meaning of Regulation 13D promulgated under the Securities Exchange Act of 1934, in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

               (c) The Special Committee has unanimously recommended to the Board of Directors of the Company that the Merger is fair to and in the best interests of the Unaffiliated Company Stockholders. Based upon the recommendation of the Special














































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     Committee, the Board of Directors of the Company has determined that the Merger is advisable and in the best interests of the stockholders of the Company and shall recommend to its stockholders the adoption and approval of this Agreement and the transactions contemplated hereby; provided, however, that at any time prior to the meeting of
             --------  -------
     the stockholders of the Company at which approval or adoption of this Agreement is presented to such stockholders for a vote, either the Special Committee or the Board of Directors of the Company, in accordance with their respective fiduciary duties, as advised by counsel, may revoke, modify or qualify its recommendation with respect to this Agreement and the transactions contemplated hereby in the event that a Bona Fide Third Party Offer (as defined in Section 10.01(f) hereof) is received by the Company and the Company would be permitted to terminate this Agreement as a result of the receipt of such Bona Fide Third Party Offer pursuant to Section 10.01(f) hereof.

               SECTION 5.5.  Best Efforts.  Subject to the terms and
                             ------------
     conditions herein provided and, in the case of the Company, to the proviso contained in Section 5.04(c), each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions












































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     contemplated by this Agreement.  Parent shall cause Acquisition to perform all of its obligations under this Agreement. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation that is a party to this Agreement shall take all such necessary action.

               SECTION 5.6.  Consents.  Parent, Acquisition and the Company
                             --------
     shall each use its best efforts to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

               SECTION 5.7.  NYSE Listing.  If required, Parent shall use
                             ------------
     its best efforts to effect, on or before the Effective Date, approval for listing on the NYSE, upon official notice of issuance, of the Parent Shares to be issued pursuant to the Merger.

               SECTION 5.8.  Fees and Expenses.  Each party hereto shall
                             -----------------
     pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.
















































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                                   ARTICLE VI

                        CONDITIONS TO THE OBLIGATIONS OF
                       PARENT, ACQUISITION AND THE COMPANY

               The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

               SECTION 6.1.  Stockholder Approval.  This Agreement and the
                             --------------------
     Merger shall have been adopted and approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company, by the affirmative vote of at least a majority of the Parent Shares voting on this Agreement and the Merger, and by the sole stockholder of Acquisition.

               SECTION 6.2.  Certain Proceedings.  None of Parent, Holding,
                             -------------------
     Acquisition or the Company shall be subject to any writ, order, decree or injunction of a court of competent jurisdiction prohibiting or restricting the consummation of the Merger.

               SECTION 6.3.  Exchange Listing.  The Parent Shares required
                             ----------------
     to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

               SECTION 6.4.  Registration Statement.  The Registration
                             ----------------------
     Statement shall have been declared effective, shall be effective at the Effective Time, and no stop order suspending such










































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     effectiveness shall have been issued or proceedings for that purpose shall have been instituted.

               SECTION 6.5.  Blue Sky Laws.  Parent shall have received all
                             -------------
     Blue Sky authorizations necessary to issue the Merger Consideration.

               SECTION 6.6.  Consents.  Parent and the Company shall have
                             --------
     obtained, on or before the Closing Date, the consents listed on
     Schedule 6.6 hereto.

               SECTION 6.7.  Tax Opinion.  Parent shall have delivered to
                             -----------
     the Company an opinion of Parent's counsel, Weil, Gotshal & Manges, reasonably acceptable to Latham & Watkins, counsel to the Special Committee, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;
     (ii) no gain or loss will be recognized by holders of shares of Common Stock upon the exchange of such shares solely for Parent Shares by reason of the Merger (except with respect to cash, if any, received in lieu of fractional shares), (iii) the tax basis of the Parent Shares received by holders of shares of Common Stock in the Merger will be the same as the tax basis of the shares of Common Stock surrendered in exchange therefor and (iv) a holder's holding period in such Parent Shares will include its holding period in such shares of Common Stock provided the shares of Common Stock were held as a capital asset at the Effective Time. In rendering such opinion, Weil, Gotshal &











































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     Manges may receive and rely upon representations contained in certificates reasonably acceptable to Latham & Watkins, counsel to the Special Committee.

               SECTION 6.8.  Fairness Opinion.  The Fairness Opinion shall
                             ----------------
     not have been modified, withdrawn or revoked as of the time of the mailing of the Proxy Statement to the stockholders of the Company.


                                   ARTICLE VII

                          CONDITIONS TO THE OBLIGATIONS
                            OF PARENT AND ACQUISITION

               Each and every obligation of Parent and Acquisition under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

               SECTION 7.1.  Representations and Warranties True.  The
                             -----------------------------------
      representations and warranties of the Company contained herein shall be true and correct in all material respects on the date of this Agreement and at and on the Closing Date as though such representations and warranties were made at and on such date, except for changes permitted or contemplated by this Agreement.

               SECTION 7.2.  Performance.  The Company shall have performed
                             -----------
     and complied in all material respects with all agreements, obligations and conditions required by this Agreement









































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     to be performed or complied with by it on or prior to the Closing
     Date.

               SECTION 7.3.  Certificates.  The Company shall furnish such
                             ------------
     certificates of its officers to evidence compliance with the conditions set forth in this Article VII, as may be reasonably requested by Parent.

               SECTION 7.4.  Material Adverse Change.  Since March 31,
                             -----------------------
     1994, there shall not have been any change or event that has resulted in, or may result in, any material adverse change in the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

               SECTION 7.5.  Regulatory Approvals.  All consents,
                             --------------------
     approvals, permits and authorizations required to be obtained prior to the Effective Date from governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent, Acquisition and the Company shall have been obtained without restrictions, except where the failure to obtain such consents, approvals, permits and authorizations which would not have a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of Parent or Acquisition.











































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                                  ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

               The obligations of the Company under this Agreement to effect the Merger shall be subject to the satisfaction on or before the Closing Date, of each of the following conditions:

               SECTION 8.1.  Representations and Warranties True.  The
                             -----------------------------------
      representations and warranties of Parent and Acquisition contained herein shall be true and correct in all material respects on the date of this Agreement and at and on the Closing Date as though such representations and warranties were made at and on such date, except for changes permitted or contemplated by this Agreement.

               SECTION 8.2.  Performance.  Parent and Acquisition shall
                             -----------
     have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

               SECTION 8.3.  Certificates.  Parent and Acquisition shall
                             ------------
     furnish such certificates of their respective officers to evidence compliance with the conditions set forth in this Article VIII, as may be reasonably requested by the Company.

               SECTION 8.4.  Material Adverse Change.  Since March 31,
                             -----------------------
     1994, there shall not have been any change or event (other than a change or event solely with respect to the Company) that has resulted in, or may result in, any material adverse change in the









































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     business, operations, properties, assets, liabilities or condition
     (financial or otherwise) of Parent and its subsidiaries, taken as a whole.

               SECTION 8.5.  Regulatory Approvals.  All consents,
                             --------------------
     approvals, permits and authorizations required to be obtained prior to the Effective Date from governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent, Acquisition and the Company shall have been obtained without restrictions, except where the failure to obtain such consents, approvals, permits and authorizations could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Company.

                                   ARTICLE IX

                                     CLOSING

               SECTION 9.1.  Time and Place.  Subject to the provisions of
                             --------------
     Articles VI, VII, VIII and X, the closing of the Merger (the "Closing") shall take place at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153, as soon as practicable but in no event later than 9:30 A.M., local time, on the first business day after the date on which each of the conditions set forth in Articles VI, VII and VIII has been












































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     satisfied or waived by the party or parties entitled to the benefit of such condition, or at such other place, at such other time, or on such other date as Parent and the Company may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

               SECTION 9.2.  Filings at the Closing.  Subject to the
                             ----------------------
     provisions of Articles VI, VII, VIII, and X hereof, Parent, Acquisition and the Company shall immediately after the Closing
     (a) file with the Delaware Secretary of State a certificate of merger in the form annexed as Annex B hereto and (b) take all such other and further actions as may be required by law to make the Merger effective.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

               SECTION 10.1.  Termination.  This Agreement may be
                              -----------
     terminated at any time prior to the Effective Date, whether before or after approval by the stockholders of Parent or the Company:

               (a) by mutual consent of the Boards of Directors of Parent and the Company;

               (b) by either Parent or the Company if, without fault of such terminating party, the Merger shall not have been consummated on or before December 31, 1994, which date may be











































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     extended by the mutual consent of the Boards of Directors of Parent and the Company;

               (c) by Parent or the Company if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable;

               (d) by either Parent or the Company, if the stockholders of Parent or the Company fail to duly adopt and approve this Agreement and the Merger as contemplated by Section 6.1; or

               (e) by Parent prior to the stockholders' meeting of the Company if the Average Stock Price is less than $14.40.

               (f) by the Company, if, prior to the consummation of the transactions contemplated hereby, the Company receives a bona fide third party offer, which is not subject to any financing condition (a "Bona Fide Third Party Offer"), to acquire the Common Stock that involves the payment or issuance to all holders of the Common Stock of consideration per share of the Common Stock with a value in excess of the consideration per share of the Common Stock to be received by the Unaffiliated Company Stockholders in the Merger, which offer the Special Committee has













































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     determined is more favorable to the Unaffiliated Company Stockholders.

               SECTION 10.2.  Procedure and Effect of Termination.  In the
                              -----------------------------------
     event of termination and abandonment of the Merger by Parent or the Company pursuant to Section 10.1, written notice thereof shall forthwith be given to the other and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, the obligations stated in this Section 10.2 and in Sections 5.8 and
     11.3 shall survive any such termination.

                                   ARTICLE XI

                                  MISCELLANEOUS

               SECTION 11.1.  Amendment and Modification.  Subject to
                              --------------------------
     applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, Acquisition and the Company at any time prior to the Effective Date with respect to any of the terms contained herein; provided, however, that, after this
                                 --------  -------
     Agreement is adopted by the Company's stockholders pursuant to Section 5.4, no such amendment or modification shall reduce the amount or change the form of the consideration to be delivered to the stockholders of the Company.










































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               SECTION 11.2.  Waiver of Compliance; Consents.  Any failure
                              ------------------------------
     of Parent or Acquisition on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or Parent or Acquisition, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.1.

               SECTION 11.3.  Indemnification. (a)  From and after the
                              ---------------
     Effective Date, the Surviving Corporation shall maintain, and Parent agrees to cause the Surviving Corporation to maintain for a period of at least six years from the Effective Date, (i) director and officer liability insurance providing at least the same amounts and coverage with respect to the Company's officers and directors as the current policies maintained by or on behalf of the Company, and containing terms and conditions which are no less advantageous with respect to matters existing or occurring on or prior to the Effective Date, and in the event any claim is made against present directors or officers of the Company that is










































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     covered, in whole or in part, or potentially so covered by insurance, the Surviving Corporation and Parent shall do nothing that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition of that claim; provided, however, that if the cost of maintaining such insurance
     --------  -------
     exceeds the current cost related to providing such insurance (the "Current Cost"), then the Surviving Corporation shall maintain and Parent agrees to cause the Surviving Corporation to maintain such director and officer liability insurance with the maximum amount of coverage obtainable at twice such Current Cost, and (ii) all rights to indemnification now existing in favor of the present directors or officers of the Company and its respective subsidiaries as provided in their respective certificates or articles of incorporation or by-laws or otherwise in effect on the date hereof (other than pursuant to this Agreement) shall survive the Merger for a period of six years; provided, however, that all such rights to indemnification with
     --------  -------
     respect to any claim asserted, made or originated prior to the expiration of such six-year period shall survive until the final disposition of such Claim (as hereinafter defined), and that during such period, the Certificate of Incorporation and By-Laws of the Surviving Corporation shall not be amended to reduce or limit the rights of indemnity of the present directors or officers of the Company, or the ability of the Surviving











































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     Corporation to indemnify them, nor to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify.

               (b) From and after the Effective Date, Parent shall indemnify, defend and hold harmless each person who is now an officer or director of the Company against all losses, claims, damages, costs, expenses or liabilities, or in connection with any claim, action, suit, proceeding or investigation (a "Claim"), arising out of the fact that such person is an officer or director of the Company (or out of any action taken by any such person on behalf of the Company), pertaining to any matter existing or occurring on or prior to the Effective Date (including, without limitation, the transactions contemplated by this Agreement), whether asserted or claimed prior to, or on or after, the Effective Date. In each case such indemnification shall be to the full extent a corporation is permitted under applicable law to indemnify its own directors and officers, as the case may be (and Parent will pay expenses in advance of the final disposition of any such action or proceeding to each such director or officer of the Company seeking indemnification hereunder to the full extent permitted by law).

               (c) Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification under this Section 11.3, Parent














































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     shall cause the Surviving Corporation to direct, at the election of the director or officer of the Company seeking indemnification hereunder, that the determination of any such approval shall be made by independent counsel acceptable to Parent selected by such director or officer of the Company seeking indemnification hereunder.

               (d) This Section 11.3 shall survive the consummation of the Merger. The provisions of this Section 11.3 are intended to be for the benefit of, and shall be enforceable by the present directors or officers of the Company, as the case may be. The rights provided under this Section 11.3 shall be in addition to, and not in lieu of, any rights to indemnity which any party may have under the Articles of Incorporation or By-Laws of the Company or the Surviving Corporation or any other agreements.

               SECTION 11.4.  Non-Survival of Warranties.  The respective
                              --------------------------
     representations and warranties of Parent, Acquisition and the Company contained herein shall expire with, and be terminated and extinguished by, the Merger, or the termination of this Agreement pursuant to
     Section 10.1 or otherwise; and thereafter neither Parent, Acquisition nor the Company, nor any officer or director thereof shall be under any liability whatsoever with respect to any such representation or warranty. This Section 11.4 shall have no effect upon any other obligation of the parties hereto including, without limitation, the obligations of













































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     the Surviving Corporation and Parent under Section 11.3 hereof, whether to be performed before or after the Closing.

               SECTION 11.5.  Notices.  All notices and other
                              -------
     communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

               (a)  if to the Company, to:

                    FoxMeyer Corporation
                    1220 Senlac Drive
                    Carrollton, Texas  75006
                    Attn:  Co-Chairmen
                    Telecopy:

                    with a copy to:

                    Latham & Watkins
                    1001 Pennsylvania Avenue, N.W.
                    Suite 1300
                    Washington, D.C.  20005-2505
                    Attn:  John J. Huber, Esq.
                    Telecopy:  212-637-2201

               (b)  if to Parent or Acquisition, to:

                    National Intergroup, Inc.
                    1220 Senlac Drive
                    Carrollton, Texas  75006
                    Attn:
                    Telecopy:



































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                    with a copy to:

                    Weil, Gotshal & Manges
                    767 Fifth Avenue
                    New York, New York  10153
                    Attn:  Stephen E. Jacobs, Esq.
                    Telecopy:  (212) 310-8007

               SECTION 11.6.  Assignment.  This Agreement and all of the
                              ----------
     provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

               SECTION 11.7.  Governing Law.  This Agreement shall be
                              -------------
     governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

               SECTION 11.8.  Counterparts.  This Agreement may be executed
                              ------------
     in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.








































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               SECTION 11.9.  Interpretation.  The article and section
                              --------------
     headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the term "subsidiary" of any specified corporation shall mean any corporation of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by such specified corporation.

               SECTION 11.10.  Entire Agreement.  This Agreement, including
                               ----------------
     the exhibits hereto and the documents and instruments referred to herein embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

               This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.












































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               IN WITNESS WHEREOF, Parent, Acquisition and the Company have caused this Agreement to be signed by their respective duly authorized officers on the date first above written.


                              NATIONAL INTERGROUP, INC.

                              By:  /s/ Abbey J. Butler
                                  ---------------------------
                              Name:  Abbey J. Butler
                              Title: Co-Chief Executive Officer


                              FOXMEYER ACQUISITION CORP.

                              By:  /s/ Abbey J. Butler
                                  -----------------------------
                              Name:  Abbey J. Butler
                              Title: Co-Chief Executive Officer


                              FOXMEYER CORPORATION

                              By:  /s/ Thomas L. Anderson
                                  -----------------------------
                              Name:  Thomas L. Anderson
                              Title: President and Chief
                                     Operating Officer































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                                  SCHEDULE 3.4

                               FoxMeyer Conflicts
                               ------------------


     1. Amended and Restated Loan Agreement, dated as of April 29, 1993, among FoxMeyer Corporation, as Borrower, FoxMeyer Drug Company, Merchandise Coordinator Services Corporation and Harris Wholesale Company, as Guarantors, the Lenders and Issuer referred to therein, Citicorp USA, Inc., as Administrative Agent and Nationsbank of Texas, N.A. and Banque Paribas, as co-agents.

     2. Credit Agreement, dated as of August 30, 1993, among FoxMeyer Corporation, FoxMeyer Drug Company, Merchandise Coordinator Services Corporation, and Harris Wholesale Company, the financial institutions party thereto (the "Lenders") and Continental Bank, N.A., individually and as Agent for the Lenders.

     3. Note Agreements, each dated April 15, 1993, between FoxMeyer Corporation and the holders of the 7.09% Senior Notes due April 15, 2005.

     4. Lease Guaranty, dated as of December 28, 1993, between FoxMeyer Corporation and TBC Realty II Corporation.

     5. Office/Warehouse Lease, dated as of December 30, 1986, between FoxMeyer Corporation and Carol Stream Partners.




































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                                  Schedule 4.2

                                     Options
                                     -------

                                             Number of
      Optionee                 Expiration      Shares      Exercise
      --------                 ----------    ---------     --------
                                  Date                      Price
                                  ----                      -----


      Abbey J. Butler           10/24/94      440,000       $15.00

      Melvyn J. Estrin          10/24/94      440,000       $15.00


     Options granted under Parent's 1993
     -----------------------------------
     Stock Option and Performance Award Plan:
     ---------------------------------------

                               Expiration      Number of   Exercise
      Optionee                   Date           Shares     Price
      --------                 ---------       ---------   ---------

      Abbey J. Butler           06/02/99      800,000       $18.25

      Melvyn J. Estrin          06/02/99      800,000       $18.25


     Options granted under Parent's 1987 Restated
     --------------------------------------------
     Stock Option and Performance Award Plan:
     ---------------------------------------

                               Expiration      Number of   Exercise
      Optionee                   Date           Shares     Price
      --------                 ---------       ---------   ---------

      Sheldon W. Fantle         07/28/97      15,000       $15.00
                                07/30/97       1,000       $14.00
                                08/02/98       1,000       $12.8125

      Paul M. Finfer            07/28/97      15,000       $15.00
                                07/30/97       1,000       $14.00
                                08/02/98       1,000       $12.8125

      Alfred H. Kingon          07/28/97      15,000       $15.00
                                07/30/97       1,000       $14.00
                                08/02/98       1,000       $12.8125
      William G. Tull           07/28/97      15,000       $15.00
                                07/30/97       1,000       $14.00
                                08/02/98       1,000       $12.8125

      P.L. Calhoun              09/16/96       2,000       $17.6875

      L.D. Davis                09/16/96       2,000       $17.6875





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      R.K. Dickey               12/16/95         300       $27.50

      W.A. Doherty              12/16/95         300       $27.50
                                09/16/96         500       $17.6875

      D.T. Donovan              05/14/95       1,000       $25.8750
                                12/16/95       1,000       $27.50
      Brenda L. Fugagli         12/16/95       1,000       $27.50
                                09/16/96       3,000       $17.6875

      W.L. Gadd                 09/16/96         500       $17.6875
      Richard W. Gates          12/16/95         300       $27.50
                                09/16/96         400       $17.6875

      C.S. Hoult                12/16/95         300       $27.50

      William J. Jones          09/16/96       5,000       $17.6875
      Robert L. King            08/28/96      74,500       $16.6875
                                09/16/96      10,000       $17.6875

      E.J. Klein                09/16/96       5,000       $17.6875
      G.B. Levy                 12/16/95       1,000       $27.50

      Howard M. Love            02/19/95      65,000       $14.8750
                                09/16/96      50,000       $17.6875

      J.M. McKibbin             12/16/95       6,000       $27.50
                                04/21/96       9,000       $24.75
      John B. Menzer            09/16/96       5,000       $17.6875

      James C. Mitchell         12/16/95         300       $27.50
      J.D. Sabo                 12/16/95         300       $27.50

      Ronald J. Saul            09/16/96      12,000       $17.6875

      R.S. Smith                05/14/95      50,000       $25.8750
                                12/16/95      50,000       $27.50
                                09/16/96      25,000       $17.6875
      W.B. Smith                12/16/95       1,000       $27.50

      J.M. Stinson, III         12/16/95         300       $27.50
                                09/16/96       3,000       $17.6875
      J. Suitlas                12/16/95         300       $27.50
                                09/16/96         500       $17.6875

      E.L. Tetrick              05/14/95       1,000       $25.8750
                                12/16/95       1,000       $27.50
                                09/16/96       5,000       $17.6875


















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      J.C. Thomas               09/16/96       2,000       $17.6875

      W.D. Thompson             05/14/95       1,000       $25.8750
                                12/16/95       1,000       $27.50
                                09/16/96      12,000       $17.6875

      F.E. Tucker               05/14/95      15,000       $25.8750
                                12/16/95      15,000       $27.50
                                09/16/96      15,000       $17.6875
      C. Vaught                 12/16/95         500       $27.50

      Michael C. Webster        09/16/96       5,000       $17.6875
      Dennis L. Wilson          12/16/95         300       $27.50
                                09/16/96         500       $17.6875























































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                                  SCHEDULE 4.4


                                  NII Conflicts
                                  -------------


     1. Loan Agreement, dated as of January 13, 1994, among National Intergroup, Inc., the banks named therein (the "Banks") and Banque Paribas, as Agent for the Banks.



























































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                                  Schedule 6.6

                                    Consents
                                    --------


     1. Consent of the requisite lenders pursuant to the Loan Agreement, dated as of January 13, 1994, among National Intergroup, Inc., the banks named therein (the "Banks") and Banque Paribas, as Agent for the Banks.

     2. Consent of the requisite lenders pursuant to the Amended and Restated Loan Agreement, dated as of April 29, 1993, among FoxMeyer Corporation, as Borrower, FoxMeyer Drug Company, Merchandise Coordinator Services Corporation and Harris Wholesale Company, as Guarantors, the Lenders and Issuer referred to therein, Citicorp USA, Inc., as Administrative Agent and Nationsbank of Texas, N.A. and Banque Paribas, as co-agents.

     3.   Consent of the requisite lenders pursuant to the Credit
          Agreement, dated as of August 30, 1993, among FoxMeyer
          Corporation, FoxMeyer Drug Company, Merchandise Coordinator Services Corporation, and Harris Wholesale Company, the financial institutions party thereto (the "Lenders") and Continental Bank, N.A., individually and as Agent for the Lenders.

     4. Consent of the requisite noteholders pursuant to the Note Agreements, each dated April 15, 1993, between FoxMeyer
          Corporation and the holders of the 7.09% Senior Notes due April 15, 2005.

     5. Consent of TBC Realty II Corporation ("TBC") pursuant to the Lease Guaranty, dated as of December 28, 1993, between FoxMeyer Corporation and TBC.


































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